UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 22, 2014

NELNET, INC.
(Exact name of registrant as specified in its charter)

Nebraska	001-31924	84-0748903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 South 13th Street Suite 100 Lincoln, Nebraska	68508
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (402) 458-2370
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At the 2014 annual meeting of shareholders of Nelnet, Inc. (the “Company”) held on May 22, 2014, the shareholder voting results of which are reported under Item 5.07 below, the Company’s shareholders approved an amendment to the Company’s Restricted Stock Plan to extend the duration of that plan to May 22, 2024, and a new Executive Officers Incentive Compensation Plan. The amendment to the Restricted Stock Plan and the new Executive Officers Incentive Compensation Plan were previously approved by the Company’s Board of Directors, subject to shareholder approval.

In summary, the Restricted Stock Plan provides for grants of awards of restricted shares and restricted stock units to employees of the Company and its subsidiaries and affiliates, and allows for the issuance of a total of 4,000,000 shares of the Company’s Class A common stock pursuant to restricted share or restricted stock unit awards. The Restricted Stock Plan is administered by the Compensation Committee of the Board of Directors, which has the authority to select employees to whom awards may be granted, determine the number of awards to be granted and the number of shares to which an award may relate, and determine the terms and conditions of any award granted under that plan.
In summary, the Executive Officers Incentive Compensation Plan is intended to provide the Company’s executive officers with an opportunity to earn incentive compensation based on certain performance measures that may be established by the Compensation Committee, and to allow compensation under that plan to qualify as tax-deductible “performance based compensation” under Section 162(m) of the Internal Revenue Code. The Executive Officers Incentive Compensation Plan is administered by the Compensation Committee, which will select those executive officers who will be eligible for awards, determine the performance measures and goals to which awards will be subject, and determine the payability of awards upon the attainment of performance goals.
Additional information about the Restricted Stock Plan and the Executive Officers Incentive Compensation Plan can be found in the Company’s definitive proxy statement on Schedule 14A for the 2014 annual meeting of shareholders, as filed with the Securities and Exchange Commission on April 9, 2014. The foregoing summaries are qualified in their entirety to the complete text of the Restricted Stock Plan, as amended, and the Executive Officers Incentive Compensation Plan, copies of which are filed with this report as Exhibits 10.1 and 10.2, respectively.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Nelnet, Inc. (the “Company”) held its 2014 annual shareholders' meeting on May 22, 2014. At the meeting, the following proposals were submitted to a vote of our shareholders, with the voting results indicated below:

Proposal 1: Election of Directors. Our shareholders elected the following nine directors to hold office until the 2015 annual meeting of shareholders and until their successors have been duly elected or appointed.

	For	Against	Abstain	Broker Non-Votes
Michael S. Dunlap	143,722,001	583,676	50,533	1,915,916
Stephen F. Butterfield	135,798,597	8,506,498	51,115	1,915,916
James P. Abel	143,776,861	525,117	54,232	1,915,916
William R. Cintani	141,318,586	2,983,274	54,350	1,915,916
Kathleen A. Farrell	143,973,913	328,096	54,201	1,915,916
David S. Graff	142,074,512	2,227,447	54,251	1,915,916
Thomas E. Henning	143,968,434	333,535	54,241	1,915,916
Kimberly K. Rath	143,758,193	543,808	54,209	1,915,916
Michael D. Reardon	143,810,974	490,995	54,241	1,915,916

Proposal 2: Ratification of the appointment of KPMG LLP. Our shareholders ratified the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2014.

For	Against	Abstain	Broker Non-Votes
146,133,000	86,305	52,821	—

Proposal 3: Advisory vote on executive compensation. Our shareholders approved, by an advisory vote, the compensation of our named executive officers as disclosed in the proxy statement for the annual meeting.

For	Against	Abstain	Broker Non-Votes
144,051,338	252,348	52,524	1,915,916

Proposal 4: Approval of amendment to Restricted Stock Plan to extend the duration of that plan. Our shareholders approved an amendment to the Restricted Stock Plan to extend the duration of that plan to May 22, 2024.

For	Against	Abstain	Broker Non-Votes
144,011,220	292,701	52,289	1,915,916

Proposal 5: Approval of Executive Officers Incentive Compensation Plan. Our shareholders approved the Executive Officers Incentive Compensation Plan.

For	Against	Abstain	Broker Non-Votes
144,143,042	160,401	52,767	1,915,916

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report.

Exhibit No.	Description

10.1	Nelnet, Inc. Restricted Stock Plan, as amended through May 22, 2014
10.2	Nelnet, Inc. Executive Officers Incentive Compensation Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 28, 2014
NELNET, INC.
By:     /s/ JAMES D. KRUGER

Name:	James D. Kruger

Title:	Chief Financial Officer